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                                EXHIBIT (8)(g)(1)

                             FORM OF TERMINATION OF
                     PARTICIPATION AGREEMENT (TRANSAMERICA)
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                     TERMINATION OF PARTICIPATION AGREEMENT

This TERMINATION OF PARTICIPATION AGREEMENT is made and entered into this ____ day of ________, 2001, among TRANSAMERICA VARIABLE INSURANCE FUND, INC., a corporation organized under the laws of Maryland (hereinafter the "Fund"), TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, a California corporation (hereinafter the "Adviser") and TRANSAMERICA LIFE INSURANCE COMPANY (formerly known as PFL Life Insurance Company), an Iowa Life Insurance Company, (hereinafter the "Insurance Company"), on its own behalf and on behalf of its SEPARATE ACCOUNTS, (the "Account").

WHEREAS, the Fund, the Adviser and the Insurance Company entered into a Participation Agreement dated November 1, 1999, as amended by Amendment No. 1 dated July 28, 2000 (the "Participation Agreement");

WHEREAS, the Fund, the Adviser and the Insurance Company desire to terminate the Participation Agreement;

WHEREAS, the Fund and the Adviser desires to waive notice of such termination so as to make it effective on May 1, 2001;

WHEREAS, defined terms used in this instrument have the same meaning as defined in the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Fund, the Adviser and the Insurance Company agree as follows:

      The Participation Agreement is hereby terminated effective May 1, 2001. The Fund and the Adviser hereby waive their right to receive one (1) year advance written notice of this termination.

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative.

TRANSAMERICA VARIABLE                  TRANSAMERICA OCCIDENTAL
INSURANCE FUND, INC.                   LIFE INSURANCE COMPANY

By:                                    By:
   ----------------------------           ----------------------------

Name:                                  Name:
     --------------------------             --------------------------

Title:                                 Title:
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TRANSAMERICA LIFE
INSURANCE COMPANY

By:
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Name:
     --------------------------

Title:
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